SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 7, 2015, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, "Agent") and QUANTUM CORPORATION, a Delaware corporation ("Borrower").

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of March 29, 2012 (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects, subject to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of Borrower set forth in Section 6 below, the Credit Agreement is amended as follows:

(A) A new Section 2.14 is hereby added to the Credit Agreement, inserted in appropriate numerical order, as follows:

"2.14 Currencies. The Revolving Loans and other Obligations shall be made and repaid in Dollars; provided that, upon the sweep of any or all amounts in any Deposit Accounts maintained at UBS to Agent's Account or another Deposit Account identified by Agent (the "Swept Foreign Cash"), the Lenders, at the election of Agent in its sole discretion, may make Revolving Loans to, or at the direction of, Borrower, up to an amount not to exceed the aggregate Dollar Equivalent Amount of the Swept Foreign Cash, in the currency of the Swept Foreign Cash.

(B) Section 4.1(b) of the Credit Agreement is hereby amended by deleting each reference to "Closing Date" in such Section and inserting "Amendment No. 7 Effective Date" in lieu thereof.

(C) Section 4.6(b) of the Credit Agreement is hereby amended by deleting each reference to "Closing Date" in such Section and inserting "Amendment No. 7 Effective Date" in lieu thereof.

(D) Section 6.9(b) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

"Other than (i) with respect to Deposit Accounts located in the United States, an aggregate amount of not more than $500,000 at any one time, in the case of Borrower and the other Loan Parties, (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Borrower's or its Subsidiaries' employees, (iii) amounts deposited in a Deposit Account maintained at Silicon Valley Bank for the sole purpose of cash collateralizing letters of credit issued by Silicon Valley Bank in favor of Borrower or any other Loan Party up to an aggregate amount, as of any date of determination, not to exceed the aggregate undrawn amount of all such outstanding letters of credit as of such date of determination, and (iv) with respect to Deposit Accounts located outside the United States, an aggregate amount, at any one time, of not more than (x) during the period commencing on the Amendment No. 7 Effective Date and ending on the date that is 120 days after the Amendment No. 7 Effective Date (or such later date as Agent may agree to in its sole discretion) $15,000,000 and (y) after the date that is 120 days after the Amendment No. 7 Effective Date (or such later date as Agent may agree to in its sole discretion), $8,000,000, in the case of Borrower and the other Loan Parties, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Borrower or such other Loan Party, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent's Liens in such Permitted Investments. Except as provided in clauses (i), (ii), (iii) and (iv) of the foregoing sentence, Borrower shall not and shall not permit any other Loan Party to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account, with each such Control Agreement providing, among other things, that the applicable depository bank will, upon receipt from Agent of a "Notice of Exclusive Control" or equivalent notice in such Control Agreement, forward, by daily sweep, all amounts in such Deposit Account or Securities Account to Agent's Account or another Deposit Account identified by Agent. Agent hereby agrees that it will not issue such a "Notice of Exclusive Control" or equivalent notice to the applicable depository bank unless (x) an Event of Default has occurred and is continuing or (y) Liquidity, as of any date, is less than $20,000,000."

(E) Section 7 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

"7. FINANCIAL COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will:

(a) Fixed Charge Coverage Ratio. If the Revolver Usage as of any day during any calendar month is equal to or greater than $5,000,000, have a Fixed Charge Coverage Ratio, measured on a month-end basis, of at least 1.20 for the trailing 12-month period ending on the last day of such month.

(b) Minimum Average Liquidity. Maintain Average Liquidity for the most recently completed month of at least $15,000,000.

(c) Minimum All-Times Liquidity. Maintain, at all times during the most recently completed month, (i) Liquidity of at least $10,000,000 and (ii) Excess Availability of at least $5,000,000.

(F) A new Section 15.18 is hereby added to the Credit Agreement, inserted in appropriate numerical order, as follows:

"15.18 Actions through Sub-Agents. Agent may perform any or all of its duties and may exercise any or all of its rights and powers by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its respective Agent-Related Persons, including, without limitation, through its London branch. The exculpatory provisions of this Section 15 shall apply to any such sub-agent and to the Agent-Related Persons of Agent and any such sub-agent, and shall apply to their respective activities in connection with exercise of any of the rights and powers of Agent as provided for herein."

(G) A new Section 15.19 is hereby added to the Credit Agreement, inserted in appropriate numerical order, as follows:

"15.19 Lender Affiliates. Each Lender (which term, for the avoidance of doubt, shall include each Swing Lender) may from time to time, make, carry or transfer Loans or other Obligations at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. Any branch office or office of an Affiliate of any Lender, may from time to time, make, carry or transfer Loans or other Obligations at, to, or for the account of and on behalf of such Lender. Any such Loans or other Obligations made or carried by any branch office or office of an Affiliate of any Lender shall be deemed to automatically, without any further action of any Person, constitute Loans and Obligations of such Lender.

(H) The definition of "Accounts Component" contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

""Accounts Component" means, as of any date of determination, an amount equal to the sum of (a) 50% of the amount of the Net Book Value of Borrower's and the other Loan Parties' Domestic Accounts as of such date, plus (b) the lesser of (x) 50% of the amount of the Net Book Value of Borrower's and the other Loan Parties' Approved Foreign Accounts as of such date and (y) $15,000,000."

(I) The definition of "Approved Foreign Accounts" contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

""Approved Foreign Account" means an Account (a) that is payable in Dollars, Pounds Sterling, Australian dollars or Euros, (b) that is required to be paid by the Account Debtor to a Deposit Account subject to a Control Agreement and (c) with respect to which, the Account Debtor maintains its chief executive office in, and is organized under the laws of, a country listed on Schedule A-3."

(J) The definition of "Fixed Charges" contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

""Fixed Charges" means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, (c) principal payments resulting from reductions of the Revolver Sub-Facility Component that are required to be made during such period pursuant to the definition thereof, (d) all federal, state, and local income taxes paid in cash with respect to such period and (e) all Restricted Payments paid (whether in cash or other property, other than common Equity Interests) during such period; provided that, notwithstanding the foregoing, "Fixed Charges" shall not include any prepayments or repayments of the Convertible Subordinated Debt and/or the 2012 Convertible Subordinated Debt made in accordance with in accordance with Section 6.6(a)(iii) of the Agreement."

(K) The definition of "Maturity Date" contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

""Maturity Date" means the earliest of (i) March 29, 2017, (ii) August 15, 2015, unless, as of August 15, 2015, either (x) the Convertible Subordinated Debt has been paid in full in accordance with Section 6.6(a)(iii) of the Agreement or (y) the sum of (I) the amount of proceeds deposited into escrow with a third party escrow agent subject to an escrow agreement in form and substance reasonably satisfactory to Agent and/or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent and over which Agent has exclusive control and (II) the Convertible Subordinated Debt Reserve is equal to or greater than $74,000,000, (iii) September 30, 2015, unless, as of September 30, 2015, either (x) the Convertible Subordinated Debt has been paid in full in accordance with Section 6.6(a)(iii) of the Agreement or (y) the sum of (I) the amount of proceeds deposited into escrow with a third party escrow agent subject to an escrow agreement in form and substance reasonably satisfactory to Agent and/or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent and over which Agent has exclusive control and (II) the Convertible Subordinated Debt Reserve is equal to or greater than an amount sufficient to repay in full the Convertible Subordinated Debt, and (iv) the date that is 91 days prior to the earliest date of maturity under the 2012 Convertible Trust Indenture."

(L) The definition of "Revolver Sub-Facility Component" contained in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

""Revolver Sub-Facility Component" means, as of any date of determination, an amount equal to $33,000,000; provided that, commencing on the Commencement Date, such amount shall be reduced on the Commencement Date and on the first day of each three month period following the Commencement Date by an amount equal to $1,000,000."

(M) The following definitions are hereby added to Schedule 1.1 of the Credit Agreement, inserted in appropriate alphabetical order:

"Amendment No. 7 Effective Date" means August 7, 2015.

"Swept Foreign Cash" has the meaning specified therefor in Section 2.14 of the Agreement.

"UBS" means United Bank of Switzerland AG.

(N) The definition of "Canadian Account" is hereby deleted from Schedule 1.1 of the Credit Agreement in its entirety.

(O) Exhibit B-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(P) Exhibit C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

(Q) Schedule 4.1(b) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

(R) Schedule 4.1(c) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit D hereto.

(S) Schedule 4.6 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit E hereto.

(T) Schedule 4.11 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit F hereto.

(U) Schedule 4.15 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit G hereto.

(V) Schedule 4.24 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit H hereto.

(W) A new Schedule A-3 is hereby added to the Credit Agreement, inserted in appropriate numerical order, as set forth on Exhibit I hereto.

3. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

(a) Each party hereto shall have executed and delivered this Amendment to Agent;

(b) Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Amendment, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

(c) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to date hereof, certified by the Secretary of Borrower;

(d) Agent shall have received a certificate of status with respect to Borrower, dated within 20 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(e) Agent shall have received the Seventh Amendment Fee referred to below; and

(f) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

7. Post-Closing Covenants.

(a) Borrower shall use commercially reasonable efforts to cause to be delivered to Agent, within 60 days of the date hereof, Collateral Access Agreements, in each case, fully executed by the parties thereto, with respect to the locations listed on Exhibit J hereto.

(b) Within 120 days of the date hereof (or such later date as Agent may agree to in its sole discretion), and at all times thereafter, the Loan Parties shall maintain separate and segregated accounts at United Bank of Switzerland AG for deposit and disbursement.

(c) Within 120 days of the date hereof (or such later date as Agent may agree to in its sole discretion), Agent shall have received Control Agreements, fully executed by the parties thereto, with respect to each Deposit Account and Securities Account maintained by a Loan Party at United Bank of Switzerland AG.

(d) Any failure to make any delivery under and in accordance with this Section 8 shall constitute an immediate Event of Default.

8. Seventh Amendment Fee. Borrower shall pay to Agent, for the ratable benefit of the Lenders based on their respective Pro Rata Shares, a fee equal to $37,500 (the "Seventh Amendment Fee") which shall be fully earned and due and payable on the date hereof.

9. Miscellaneous.

(a) Expenses. Borrower agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of California.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

QUANTUM CORPORATION a Delaware corporation

By:	/s/ Linda M. Breard
Title:	CFO

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Amelie Yehros
Title:	Senior Vice President

SILICON VALLEY BANK, as a Lender

By:	/s/ Brian Boatman
Title:	Managing Director

Signature Page to Seventh Amendment to Credit Agreement